USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                         PORTFOLIO MANAGEMENT AGREEMENT


         AGREEMENT, made this 5th day of November, 2001 by and between USAllianz Advisers, LLC (the "Manager"), USAllianz Variable Insurance Products Trust (the "Trust") and Alliance Capital Management L.P. ("Portfolio Manager").

         WHEREAS, the Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Manager has been appointed by the Trust, pursuant to an investment management agreement dated April 27, 2001 ("Investment Management Agreement"), to act as investment manager to the Trust with respect to certain series ("Sub-Advised Funds");

         WHEREAS, the Manager wishes to retain the Portfolio Manager to render portfolio management services to the Trust with respect to the portfolio(s) set forth in Exhibit A hereto (the "Fund(s)") and the Portfolio Manager is willing to furnish such services;

         WHEREAS, the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Portfolio Manager as follows:

         1. Appointment. Pursuant to authority granted in the Investment Management Agreement and with the approval of the Trustees, the Manager hereby appoints the Portfolio Manager to act as portfolio manager for the Fund for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. Portfolio Management Duties. Subject to the overall supervision of the Trustees of the Trust and the Manager, the Portfolio Manager is hereby granted full responsibility and discretion, with respect to such portion of the Fund's assets as shall be allocated to it by the Manager for management pursuant to this Agreement from time to time (the "Assets"), for (a) the management of the Assets in accordance with the Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Trust's registration statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time ("Registration Statement"), copies of which shall be provided to the Portfolio Manager by the Manager; and (b) the placement of orders to purchase and sell securities for the Fund. At the request of the Trustees or the Manager, the Portfolio Manager shall report to the Board of Trustees of the Trust or Manager regularly at such times and in such detail as the Board or Manager may from time to time determine to be appropriate,. The Manager has herewith furnished the Portfolio Manager copies of the Fund's current Prospectus, Statement of Additional Information, Declaration and Bylaws and agrees during the continuance of this Agreement to furnish the Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Portfolio Manager will be entitled to rely on all such documents furnished to it by the Manager or the Trust.

         The Portfolio Manager further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

         (b) use reasonable efforts to manage the Assets, and to coordinate its activities with the Manager and any other portfolio manager of the Fund, so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) place orders for the investment of the Assets directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to the Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Portfolio Manager will use its best efforts to seek best execution on behalf of each Fund. In assessing the best execution available for any transaction, the Portfolio Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Portfolio Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities and Exchange Act of 1934) provided to a Fund and /or other accounts over which the Portfolio Manager or an affiliate of the Portfolio Manager exercises investment discretion. The Portfolio Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if, the Porfolio Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so excercised;

          (d) furnish to the Trust, the Manager and any other portfolio manager whatever statistical information the Trust , the Manager or such other portfolio manager may reasonably request with respect to the Assets or contemplated investments; keep the Manager and the Trustees and, as appropriate, other portfolio managers informed of developments materially affecting the Fund's portfolio; and, on the Portfolio Manager's own initiative, furnish to the Trust, the Manager or other portfolio manager from time to time whatever information the Portfolio Manager believes appropriate for this purpose.

Subject to the Portfolio Manager's obligation to seek best execution on behalf of each Fund, the Portfolio Manager is authorized to place transactions with Sanford C. Bernstein & Co., LLC ("SCB LLC"), an affiliate of the Portfolio Manager, or any other broker-dealer deemed to be an affiliate of the Portfolio Manager (together with SCB LLC, the "Affiliated Broker-Dealers") so long as such transactions are effected in conformity with applicable law. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to the Manager, The Trust or any Fund.

The Affiliated Broker-Dealers are also authorized to execute agency cross transactions (the "Agency Cross Transactions") on behalf of each Fund. Agency Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Fund and the counterparty to the transaction. Agency Cross Transactions enable the Portfolio Manager to aggregate purchases or sales of securities for the Fund at a set price and possibly to avoid an unfavorable price movement that may be created by placing such purchase or sale order into the market. As such, the Portfolio Manger believes that Agency Cross Transactions can provide meaningful benefits for each Fund and its clients generally. The Manager should be aware, however, that in an Agency Cross Transaction an Affiliated Broker-dealer will be receiving commissions from both sides of the trade and, therefore, there is potentially a conflicting division of loyalties and responsibilities. The authorization in this paragraph and the preceding paragraph is terminable, without penalty, by the Trust or the Manager by forwarding to the Portfolio Manager a written notice of termination of authorization.

         (e) make available to the Trust's administrator (the "Administrator"), the Trust or the Manager, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Trust and the Manager in their compliance with applicable laws and regulations. The Portfolio Manager will furnish the Trustees or the Manager with such periodic and special reports regarding the Fund as the Trustees or the Manager may reasonably request;

         (f) immediately notify the Trust and the Manager in the event that the Portfolio Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Portfolio Manager from serving as a portfolio manager pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Portfolio Manager further agrees to notify the Trust and the Manager immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

         (g) in making investment decisions with respect to the Assets, use no material non-public information that may be in its possession or in the possession of any of its affiliates, nor will the Portfolio Manager seek to obtain any such information.

         Except as otherwise provided in this Agreement, the Portfolio Manager shall not be responsible hereunder for compliance monitoring, reporting or testing or for preparing or maintaining books and records for the Fund or otherwise providing accounting services to the Fund and such services shall be provided by others retained by the Fund. The Portfolio Manager shall have access to such reports and records to assist it in performing its services hereunder.

         3. Banking and Custody Accounts. The Portfolio Manager shall not be required to provide or arrange for banking accounts for the Fund or to hold money or assets on the Fund's behalf. The Portfolio Manager shall not be required to act as the registered holder of any investment or to provide or procure any custody or settlement services in connection with its services hereunder. The Fund has entered into one or more agreements with providers of banking and custody services (Custodians) whom the Fund will authorize to act upon instructions from properly authorized representatives of the Portfolio Manager, in connection with its services hereunder, directing the Custodian(s) to pay, deliver or receive cash and securities in settlement of transactions authorized by the Portfolio Manager on the Fund's behalf. The Fund's agreement(s) with such Custodian(s) will require the Custodian(s) to settle all transactions directed by the Portfolio Manager on the Fund's behalf.

         4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 4, the Portfolio Manager shall pay the compensation and expenses of all its Trustees, officers and employees who serve as Trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Portfolio Manager shall make available, without expense to the Fund, the services of its directors, officers and employees who may be duly elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

         The Portfolio Manager shall not be required to pay any expenses of the Trust or the Fund other than those specifically allocated to the Portfolio Manager in this section 4. In particular, but without limiting the generality of the foregoing, the Portfolio Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Portfolio Manager whose services may be involved, for the following expenses of the Trust or the Fund: organization and offering expenses of the Trust and the Fund (including out-of-pocket expenses, but not including the Portfolio Manager's overhead and employee costs); fees payable to or expenses of other portfolio managers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust or the Fund in connection with membership in investment company trade organizations; costs of insurance; fees and expenses of the Trust's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Trust or the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; expenses of any litigation or other extraordinary or nonrecurring events and expenses relating to the issuance, registration and qualification of the shares of the Fund; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Trust or the Fund) of officers, Trustees and employees of the Trust who are not interested persons of the Portfolio Manager; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Portfolio Manager to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust , or any committees thereof or advisory group thereto or other business of the Trust or the Funds.

         5. Compensation. As compensation for the services provided and expenses assumed by the Portfolio Manager under this Agreement, the Manager, out of its fees from the Fund pursuant to the Investment Management Agreement, will pay the Portfolio Manager at the end of each calendar month an investment management fee computed daily at an annual rate equal to the percentage of each Fund's average daily net assets specified in Schedule A hereto. The "average daily net assets" shall mean the average of the values placed on the net Assets as of the time at which, and on such days as, the Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of the net Assets, and of the net assets of the Fund, shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the purposes of this section 5, the value of the net Assets as last determined shall be deemed to be the value of the net Assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Portfolio Manager's compensation is payable pursuant to this section, then the Portfolio Manager's compensation payable at the end of such month shall be computed on the basis of the value of the net Assets as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof with respect to the net Assets on that day shall be deemed to be the sole determination thereof on that day with respect to the net Assets for the purposes of this section 5. If the Portfolio Manager serves less than the whole of any period specified, its compensation will be prorated. The Portfolio Manager may from time to time and for such periods as deemed appropriate to reduce its compensation to the extent that the Fund's expenses exceed such lower expense as the Manager may, by notice to the Trust, voluntarily declare to be effective.

          6. Books and Records. The Portfolio Manager agrees to maintain such books and records with respect to its services to the Fund as are applicable to the type of services provided by the Portfolio Manager to the Funds and are required to be maintained pursuant to:

         (a) Rules 31a-1(b)(1),(2)(i)(ii),(3),(5),(6),(7),(8),(9),and (10),(f),
and 31a-2(a)(1), (2),(e), under the 1940 Act, and any applicable successor or supplemental rule pertaining to recordkeeping by investment advisers to mutual funds, and

         (b) Applicable provisions of the Internal Revenue Code of 1986 or any successor thereto, and any other statute or regulation applicable to investment advisers to mutual funds.

The Portfolio Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Portfolio Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust and the Fund are being conducted in accordance with applicable laws and regulations.

         7. Standard of Care and Limitation of Liability. The Portfolio Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Portfolio Manager against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Portfolio Manager's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Portfolio Manager" shall include any officers, directors, employees or other affiliates of the Portfolio Manager performing services with respect to the Trust or the Fund.

          8. Services Not Exclusive; Confidential Relationship. It is understood that the services of the Portfolio Manager are not exclusive, and that nothing in this Agreement shall prevent the Portfolio Manager from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of the Fund or another Sub-advised Fund of the Trust) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Portfolio Manager's ability to meet its obligations to the Trust, the Manager and the Fund hereunder. When the Portfolio Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Portfolio Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Portfolio Manager nor any of its Trustees, officers or employees shall act as a principal or agent or receive any commission. If the Portfolio Manager provides any advice to its clients concerning the shares of the Fund or other funds of the Trust, the Portfolio Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Trust, the Fund or another fund of the Trust.

All information provided by the Trust, Manager, or Custodians to the Portfolio Manager shall be held as confidential by the Portfolio Manager; provided, however, as is necessary to carry out the purposes of this Agreement or as may be required by law, the Portfolio Manager shall be permitted to disclose or communicate to a proper party any information received from the Trust, Manager or Custodian or developed by the Portfolio Manager pursuant to the terms of this Agreement. All recommendations, advice and other work product of the Portfolio Manager developed pursuant to this Agreement and disclosed to the Manager shall be held as confidential, except as required by law. Notwithstanding the foregoing, the Portfolio Manager may disclose:

          o That the Manager and the Funds are sub-advisory clients of the Portfolio Manager

          o The type of investment mandate(s) that the Portfolio Manager is managing for the Funds from time to time (e.g., domestic equity)

          o Solely in the context of the Portfolio Manager's responses to request for proposals, the value of the assets managed for the Funds by the Portfolio Manager from time to time.

The Trust or the Manager may revoke any or all of these authorizations at any time by written notice to the Portfolio Manager.

         9. Duration and Termination. This Agreement shall continue in effect for two years from the date set forth above and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty (i) by the Manager,
(ii) by the Trust upon the vote of a majority of the Trustees or (iii) by vote of the majority of the Fund's outstanding voting securities, each upon sixty
(60) days' written notice to the Portfolio Manager; or (b) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written notice to the Trust or the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. Amendments. Except as otherwise provided by applicable law or regulatory relief, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         11. Proxies and Rights. Unless the Trust or the Manager gives written instructions to the contrary, the Portfolio Manager shall (a) vote all proxies solicited by or with respect to the issuers of securities in which the Assets are invested, using its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders, and (b) exercise all other rights attaching to or arising with respect to the Assets, subject to the Fund's investment objectives, policies and limitations as stated in its Registration Statement, directing the Custodian to make any required payment or settlement in connection therewith.

         12.      Miscellaneous.
                  -------------

          a. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

          b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          d. Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Trust or the Fund.

          e. The Manager acknowledges receipt of Part II of the Portfolio Manager's current Form ADV more than forty eight (48) hours prior to the date of execution of this Agreement.

          f. The Portfolio Manager agrees that it will notify the Manager of any change in the membership of the general partners of the Portfolio Manger within a reasonable time after such change.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.



                                     USAllianz Variable Insurance Products Trust



                                    By   /s/ Jeffrey Kletti
                                         ______________________________
                                              Vice President


                                    Alliance Capital  Management L.P.


                                    By Alliance Capital Management Corporation, its General Partner



                                    By   /s/ Mark Manley
                                         ______________________________
                                                Assistant Secretary


                                    USAllianz Advisers, LLC


                                    By   /s/ Christopher H. Pinkerton
                                         ______________________________
                                              President

SCHEDULE A


         Fees payable to the Portfolio Manager pursuant to paragraph 5 hereof shall be at the following annual rates for each Fund:


FUND                                           PERCENTAGE OF AVERAGE NET ASSETS


USAZ Alliance Capital Technology Fund               0.75% first $10 Million


                                                    0.625% next $10 Million


                                                    0.50% over $20 Million


USAZ Alliance Capital Large Cap Growth Fund         0.75% first $10 Million


                                                    0.625% next $10 Million


                                                    0.50% over $20 Million


USAZ Alliance Capital Growth And Income Fund        0.50%

              The management fee shall be accrued and paid to the Portfolio Manager as provided in Section 5 of the Porfolio Management Agreement.